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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form S-8 registration statement of our report, May 11, 1999, on the financial statements of Prime Companies, Inc., and to reference to our firm under the caption "experts" in the prospectus.


Orange CA
July 6, 1998


/s/HEIN + ASSOCIATES LLP
----------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants